Exhibit 99.1

FOSTER WHEELER REPORTS SECOND CONSECUTIVE QUARTER OF RECORD EARNINGS

•	$161 million of net income
•	$220 million of consolidated EBITDA
•	$1.3 billion total cash and cash equivalents

HAMILTON, BERMUDA, August 6, 2008 -- Foster Wheeler Ltd. (Nasdaq: FWLT) today reported record net income for the second quarter of 2008 of $160.8 million, or $1.11 per diluted share, compared with $71.9 million, or $0.50 per diluted share, in the second quarter of 2007. Net income in the second quarter of 2008 included a net asbestos-related gain of $18.3 million, or $0.13 per share. Excluding this item, net income in the second quarter of 2008 was a record $142.5 million, or $0.98 per diluted share.

Second-quarter 2008 consolidated EBITDA (earnings before interest expense, income taxes, depreciation and amortization) was a record $220.4 million, compared with $118.6 million in the second quarter of 2007. Excluding the net asbestos-related gain cited above, consolidated EBITDA in the second quarter of 2008 was $202.2 million.

For the first six months of 2008, net income was $298.8 million, or $2.06 per diluted share, compared with $186.7 million, or $1.30 per diluted share, for the first six months of 2007. Consolidated EBITDA for the first six months of 2008 was $415.7 million, compared with $280.9 million for the first six months of 2007. The six-month period of 2008 included a net asbestos-related gain of $32.5 million, as outlined in the table accompanying this press release.

The following tables present quarterly and average quarterly data, both as reported and adjusted. The company believes that such figures provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Actual Q2 2008	Qtrly Avg. 2008	Actual Q2 2007	Qtrly Avg. 2007
Net income	$161	$149	$72	$98
Net income, as adjusted	$143	$133	$72	$97
Consolidated EBITDA	$220	$208	$119	$148
Consolidated EBITDA, as adjusted	$202	$192	$119	$146

Commenting on the company’s quarterly results, Foster Wheeler’s Chairman and Chief Executive Officer, Raymond J. Milchovich, said, “The record-level of EBITDA in both of our business groups was the result of continued strong demand and excellent execution and commercial practices in all of our operating units. In accordance with our previous guidance, the company’s Global Power Group has continued to generate EBITDA well above the levels of a year ago, due to robust market activity as well as the systemic improvements in commercial and operational practices that this group has achieved over the past two years. Also notable is the fact that our Engineering and Construction Group posted exceptional results without reliance on project incentives or bonuses, which were immaterial during the quarter.”

Global Engineering and Construction (E&C) Group

(in millions)	Actual Q2 2008	Qtrly Avg. 2008	Actual Q2 2007	Qtrly Avg. 2007
New orders booked (FW Scope)	$538	$575	$316	$538
Operating revenues (FW Scope)	$515	$531	$483	$536
Segment EBITDA	$156	$145	$125	$126
EBITDA Margin (FW Scope)	30.2%	27.3%	25.9%	23.6%

•
Segment EBITDA was a record $155.7 million in the second quarter of 2008, an increase of 24% compared with the average quarter of 2007. EBITDA margin on scope revenue was 30.2% in the second quarter of 2008, compared with 23.6% for the average quarter of 2007. EBITDA for the second quarter of 2008 included an incremental $6.7 million of earnings, representing Foster Wheeler’s equity share, from two partially owned power projects in Italy resulting from a recent regulatory ruling that provides for reimbursement of costs associated with emission rights, of which $5.2 million related to reimbursement of costs incurred in earlier periods.

•
Operating revenues in Foster Wheeler Scope were $514.8 million in the second quarter of 2008, a decrease of 4% compared with scope revenue for the average quarter of 2007, reflecting inherent variability in the timing and mix of contracts.

•
New orders booked in Foster Wheeler Scope were $538.0 million in the second quarter of 2008, flat with the average quarter of 2007. Average-quarter bookings for the first six months of 2008 were 7% above the average quarter of 2007.

•	Backlog in Foster Wheeler Scope was $1.8 billion at the end of the second quarter of 2008, up 26% compared with the year-ago period.
•	At the end of the second quarter of 2008, the number of man-hours in backlog amounted to 13.5 million, an increase of 23% compared with the year-ago period.

Global Power Group (GPG)

(in millions)	Actual Q2 2008	Qtrly Avg. 2008	Actual Q2 2007	Qtrly Avg. 2007
New orders booked (FW Scope)	$191	$362	$550	$499
Operating revenues (FW Scope)	$448	$425	$336	$354
Segment EBITDA	$68	$66	$4	$35
EBITDA Margin (FW Scope)	15.2%	15.6%	1.3%	9.8%

•
Segment EBITDA was a record $68.4 million in the second quarter of 2008, an increase of 97% compared with the average quarter of 2007. The results were driven by robust market activity and the Group’s commercial and operational improvement initiatives. Results in the second quarter of 2008 were also aided by $2.3 million of incremental earnings from Foster Wheeler’s share of a partially owned Chilean power project, due in part to higher electric tariff rates. EBITDA margin on scope revenue was 15.2% in the second quarter of 2008, as compared to 9.8% for the average quarter of 2007. Excluding the 2007 impact of a $30 million reserve for a legacy power project, the average quarterly EBITDA for that year was $42 million and the average EBITDA margin on scope revenue was 12%.

•	Operating revenues in Foster Wheeler Scope were $448.4 million in the second quarter of 2008, an increase of 27% compared with the average quarter of 2007.
•
New orders booked in Foster Wheeler Scope were $191.4, well below the average quarter of 2007, as North American clients deferred certain prospective power projects due to a combination of increased environmental scrutiny, cost inflation and macro-economic concerns.

•	Backlog in Foster Wheeler Scope was $1.5 billion at the end of the second quarter of 2008, an increase of 10% compared with scope backlog at the end of the year-ago quarter.

Milchovich noted, “The markets we serve in our E&C business remain very strong. In July, for example, the number of man-hours booked was more than 70% higher than the average monthly booking rate of the first six months of the year -- and we expect to have a strong second half in bookings.”

Milchovich added, “In our GPG business - consistent with our guidance at the end of the first quarter of this year - we are seeing delays, but not cancellations, in some North American prospects. As we assess the North American market more broadly, we believe these kinds of delays are likely to be temporary. Nevertheless, as we have previously indicated, we are aiming to offset such delays by booking work outside of North America, where we have long had a very strong presence, as well as pursuing other prospects in the North American market. We were encouraged to see that the contract value of new orders in July in our GPG business was more than double the average monthly contract value booked during the first six months of this year - with international bookings setting the pace. We expect our GPG business to post all-time record results in 2008. Beyond that, the degree to which GPG will deliver earnings growth in 2009 will depend on how the North American market develops and on our continued success in booking contracts outside of North America.”

Calculation of EBITDA
  EBITDA is a supplemental financial measure not defined in generally accepted accounting principles or GAAP. The Company defines EBITDA as income before interest expense, income taxes, depreciation and amortization. The Company has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, after adjustment for certain unusual and infrequent items specifically excluded in the terms of the Company's current and prior senior credit agreements, is used for certain covenants under its current and prior senior credit agreements. The Company believes that the line item on its consolidated statements of operations and comprehensive income entitled "net income" is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or any other GAAP financial measure.

  EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company's ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income, users of this financial information should consider the type of events and transactions that are excluded.

  The Company's non-GAAP performance measure, EBITDA, has certain material limitations as follows:
•
It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the Company in generating revenue. Therefore, any measure that excludes interest has material limitations;

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company's operations, any measure that excludes taxes has material limitations; and
•
It does not include depreciation and amortization. Because the Company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin
  Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope
  Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis. The Company began comprehensively reporting Foster Wheeler Scope as of 2005.

Conference Call Information
  Foster Wheeler Ltd. plans to hold a conference call today, Wednesday, August 6, at 8:30 a.m. (Eastern) to discuss its financial results for the second quarter of 2008.

  The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its web site (www.fwc.com).   To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 56350296#) approximately ten minutes before the call.  The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.

  A replay of the call will be available on the company's web site as well as by telephone.  To listen to the replay by telephone, dial 706-645-9291 (replay passcode 56350296# required) starting one hour after the conclusion of the call through 8:00 p.m. (Eastern) on Friday, September 5, 2008. The replay can also be accessed on the company's web site for four weeks following the call.

Foster Wheeler Ltd. is a global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs over 14,000 talented professionals with specialized expertise dedicated to serving our clients through one of its two primary business groups. The company’s Engineering & Construction (E&C) Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, environmental, pharmaceuticals, biotechnology and healthcare industries. The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services. The company is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA.   For more information about Foster Wheeler, please visit our Web site at www.fwc.com.
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08-315

Safe Harbor Statement
Foster Wheeler news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in Part I, Item 1A “Risk Factors” of the Company’s 2007 Form 10-K, which we filed with the SEC on February 26, 2008 and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned by us or where equipment or services are or may be provided by us, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by foreign and domestic companies, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and clams by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

# # #

Media Contacts:	Maureen Bingert	908 730 4444	maureen_bingert@fwc.com
Investor Relations	Scott Lamb	908 730 4155	scott_lamb@fwc.com
Other Inquiries:		908 730 4000	fw@fwc.com

Foster Wheeler Ltd. and Subsidiaries
Condensed Consolidated Statement of Operations
(in thousands of dollars, except share data and per share amounts)
(unaudited)

	Fiscal Quarters Ended		Fiscal Six Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007

Operating revenues	$1,701,022	$1,189,766	$3,496,746	$2,341,888
Cost of operating revenues	(1,454,806)	(1,020,920)	(3,033,559)	(1,965,530)
Contract profit	246,216	168,846	463,187	376,358

Selling, general & administrative expenses	(79,044)	(62,305)	(143,940)	(117,393)
Other income	18,639	15,647	38,173	21,411
Other deductions	(6,203)	(17,231)	(18,094)	(25,403)
Interest income	12,167	6,044	22,698	11,796
Interest expense	(4,860)	(5,211)	(11,011)	(9,936)
Minority interest in income of consolidated affiliates	(552)	(964)	(1,025)	(3,273)
Net asbestos-related gain	18,275	-	32,463	-

Income before income taxes	204,638	104,826	382,451	253,560
Provision for income taxes	(43,883)	(32,976)	(83,633)	(66,885)
Net income	$160,755	$71,850	$298,818	$186,675

Shares Outstanding:
Weighted-average number of common shares outstanding for basic earnings per common share	143,994,084	141,078,576	143,955,937	140,293,164

Weighted-average number of common shares outstanding for diluted earnings per common share	145,421,350	144,622,042	145,385,086	144,145,922

Earnings per common share:
Basic	$1.12	$0.51	$2.08	$1.33
Diluted	$1.11	$0.50	$2.06	$1.30

Foster Wheeler Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet
(in thousands of dollars)
(unaudited)

	June 27,	December 28,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$1,270,194	$1,048,544
Accounts and notes receivable, net:
Trade	610,796	580,883
Other	122,915	98,708
Contracts in process	299,361	239,737
Prepaid, deferred and refundable income taxes	40,507	36,532
Other current assets	37,378	39,979
Total current assets	2,381,151	2,044,383

Land, buildings and equipment, net	368,008	337,485
Restricted cash	47,514	20,937
Notes and accounts receivable - long-term	2,394	2,941
Investments in and advances to unconsolidated affiliates	221,849	198,346
Goodwill, net	62,795	53,345
Other intangible assets, net	63,619	61,190
Asbestos-related insurance recovery receivable	304,977	324,588
Other assets	93,301	93,737
Deferred income taxes	109,692	112,036
TOTAL ASSETS	$3,655,300	$3,248,988

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current installments on long-term debt	$ 20,263	$ 19,368
Accounts payable	368,118	372,531
Accrued expenses	308,801	331,814
Billings in excess of costs and estimated earnings on uncompleted contracts	844,602	744,236
Income taxes payable	75,116	55,824
Total current liabilities	1,616,900	1,523,773

Long-term debt	207,582	185,978
Deferred income taxes	83,109	81,008
Pension, postretirement and other employee benefits	275,525	290,741
Asbestos-related liability	350,672	376,803
Other long-term liabilities and minority interest	208,279	216,916
Commitments and contingencies
TOTAL LIABILITIES	2,742,067	2,675,219

Temporary Equity:
Non-vested restricted awards subject to redemption	4,616	2,728
TOTAL TEMPORARY EQUITY	4,616	2,728

Shareholders' Equity:
Preferred shares	-	-
Common shares	1,442	1,439
Paid-in capital	1,393,006	1,385,311
Accumulated deficit	(255,777)	(554,595)
Accumulated other comprehensive loss	(230,054)	(261,114)
TOTAL SHAREHOLDERS’ EQUITY	908,617	571,041
TOTAL LIABILITIES, TEMPORARY EQUITY
AND SHAREHOLDERS’ EQUITY	$3,655,300	$3,248,988

Foster Wheeler Ltd. and Subsidiaries
Business Segments
(in thousands of dollars)
(unaudited)

	Fiscal Quarters Ended		Fiscal Six Months Ended

	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
Global Engineering & Construction Group
Backlog - in future revenues	$6,654,600	$4,164,200	$6,654,600	$4,164,200
New orders booked - in future revenues	646,300	430,500	1,353,600	1,303,200
Operating revenues	1,249,730	851,245	2,640,731	1,675,414
EBITDA	155,688	124,999	290,148	266,132

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,817,900	1,437,900	1,817,900	1,437,900
New orders booked - in Foster Wheeler Scope	538,000	316,200	1,150,500	849,500
Operating revenues - in Foster Wheeler Scope	514,813	483,447	1,062,021	1,013,078

Global Power Group
Backlog - in future revenues	1,518,200	1,379,600	1,518,200	1,379,600
New orders booked - in future revenues	194,200	552,800	730,600	1,096,600
Operating revenues	451,292	338,521	856,015	666,474
EBITDA	68,378	4,366	132,794	41,390

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,505,400	1,366,400	1,505,400	1,366,400
New orders booked - in Foster Wheeler Scope	191,400	549,800	724,700	1,090,500
Operating revenues - in Foster Wheeler Scope	448,437	335,578	850,100	660,400

Corporate & Finance Group (2)
EBITDA	(3,638)	(10,767)	(7,194)	(26,627)

Consolidated
Backlog - in future revenues	8,172,800	5,543,800	8,172,800	5,543,800
New orders booked - in future revenues	840,500	983,300	2,084,200	2,399,800
Operating revenues	1,701,022	1,189,766	3,496,746	2,341,888
EBITDA	220,428	118,598	415,748	280,895

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	3,323,300	2,804,300	3,323,300	2,804,300
New orders booked - in Foster Wheeler Scope	729,400	866,000	1,875,200	1,940,000
Operating revenues - in Foster Wheeler Scope	963,250	819,025	1,912,121	1,673,478

(1)
Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)	Includes intersegment eliminations.

Foster Wheeler Ltd. and Subsidiaries
Reconciliations of EBITDA and Foster Wheeler Scope
(in thousands of dollars)
(unaudited)

	Fiscal Quarters Ended		Fiscal Six Months Ended		Fiscal Twelve Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007	December 28, 2007
Reconciliation of EBITDA to net Income
EBITDA:
Global Engineering & Construction	$155,688	$124,999	$290,148	$266,132	$505,647
Global Power Group	68,378	4,366	132,794	41,390	139,177
Corporate & Finance Group	(3,638)	(10,767)	(7,194)	(26,627)	(52,984)
Consolidated EBITDA	220,428	118,598	415,748	280,895	591,840
Less: Interest expense	(4,860)	(5,211)	(11,011)	(9,936)	(19,855)
Less: Depreciation/amortization (1)	(10,930)	(8,561)	(22,286)	(17,399)	(41,691)
Income before income taxes	204,638	104,826	382,451	253,560	530,294
Provision for income taxes	(43,883)	(32,976)	(83,633)	(66,885)	(136,420)
Net income	$160,755	$71,850	$298,818	$186,675	$393,874

Reconciliation of Foster Wheeler Scope Operating
Revenues to Operating Revenues

Global Engineering & Construction Group

Foster Wheeler Scope operating revenues	$514,813	$483,447	$1,062,021	$1,013,078	$2,144,199
Flow-through revenues	734,917	367,798	1,578,710	662,336	1,537,060
Operating revenues	1,249,730	851,245	2,640,731	1,675,414	3,681,259

Global Power Group

Foster Wheeler Scope operating revenues	448,437	335,578	850,100	660,400	1,413,462
Flow-through revenues	2,855	2,943	5,915	6,074	12,522
Operating revenues	451,292	338,521	856,015	666,474	1,425,984

Consolidated

Foster Wheeler Scope operating revenues	963,250	819,025	1,912,121	1,673,478	3,557,661
Flow-through revenues	737,772	370,741	1,584,625	668,410	1,549,582
Operating revenues	$1,701,022	$1,189,766	$3,496,746	$2,341,888	$5,107,243

(1) The depreciation / amortization by business segment:

	Fiscal Quarters Ended		Fiscal Six Months Ended		Fiscal Twelve Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007	December 28, 2007
Global Engineering & Construction Group	$(5,365)	$(3,400)	$(11,000)	$(6,878)	$(17,485)
Global Power Group	(5,219)	(4,818)	(10,597)	(9,837)	(22,835)
Corporate & Finance Group	(346)	(343)	(689)	(684)	(1,371)
Total depreciation / amortization	$(10,930)	$(8,561)	$(22,286)	$(17,399)	$(41,691)

Foster Wheeler Ltd. and Subsidiaries
EBITDA and Diluted Earnings Per Common Share Reconciliation
(in thousands of dollars, except per share amounts)
(unaudited)

	Fiscal Quarter Ended
	June 27, 2008

	EBITDA	Net Earnings	Diluted Earnings Per Common Share
As adjusted	$202,153	$142,480	$0.98

Add back:
Net asbestos-related gains	18,275	18,275	$0.13

As reported	$220,428	$160,755	$1.11

	Fiscal Six Months Ended
	June 27, 2008

	EBITDA	Net Earnings	Diluted Earnings Per Common Share
As adjusted	$383,285	$266,355	$1.83

Add back:
Net asbestos-related gains	32,463	32,463	0.23

As reported	$415,748	$298,818	$2.06

	Fiscal Twelve Months Ended
	December 28, 2007

	EBITDA	Net Earnings	Diluted Earnings Per Common Share
As adjusted	$585,695	$387,729	$2.68

Add back:
Net asbestos-related gains	6,145	6,145	0.04

As reported	$591,840	$393,874	$2.72

Foster Wheeler Ltd. And Subsidiaries
Average Calculations
(in thousands of dollars)
(unaudited)

	2007 Full Year Amount	2007 Quarterly Average Amount *	Fiscal Six Months Ended June 27, 2008	2008 Quarterly Average Amount **

Consolidated
Net income	$393,874	$98,469	$298,818	$149,409
Adjusted net income	387,729	96,932	266,355	133,178
Consolidated EBITDA	591,840	147,960	415,748	207,874
Consolidated EBITDA, as adjusted	585,695	146,424	383,285	191,643

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$2,150,800	$537,700	$1,150,500	$575,250
Operating revenues - in Foster Wheeler Scope	2,144,199	536,050	1,062,021	531,011
Segment EBITDA	505,647	126,412	290,148	145,074
EBITDA margin	23.6%	23.6%	27.3%	27.3%

Global Power Group
New orders booked - in Foster Wheeler Scope	$1,996,000	$499,000	$724,700	$362,350
Operating revenues - in Foster Wheeler Scope	1,413,462	353,366	850,100	425,050
Segment EBITDA	139,177	34,794	132,794	66,397
EBITDA margin	9.8%	9.8%	15.6%	15.6%

* To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.
** To calculate the quarterly average dollar amounts, the company divided reported six-month figures by two.